EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of Form S-8 pertaining to the BNSF Railway Company Non-Salaried Employees 401(k) Retirement Plan of our report dated June 19, 2006 with respect to the financial statements of the BNSF Railway Company Non-Salaried Employees 401(k) Retirement Plan included in its Annual Report on Form 11-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Whitley Penn LLP

Fort Worth, Texas

July 20, 2006